SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 10, 1996
                                (Date of Report)





                       CARDIOTRONICS SYSTEMS, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No. 0-26656


                                    Colorado
                          (State or Other Jurisdiction
                                of Incorporation)
                                   33-0327520
                        (IRS Employer Identification No.)
                               5966 La Place Court
                           Carlsbad, California 92008
                    (Address of Principal Executive Offices)


                                 (619) 431-9446
                          (Registrant's Telephone No.)




                                                          Exhibit Index Page 3


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Item 1.  Changes in Control of Registrant

     The Company announced that on December 10, 1996 Ballard Medical Products, a Utah corporation which is publicly traded on the New York Stock Exchange acting through its wholly-owned subsidiary, Ballard Acquisition Corporation ("Ballard"), purchased approximately 90.1% of the outstanding capital stock of the Company in a private stock purchase transaction. Ballard purchased all of the preferred and common stock holdings of Warburg, Pincus Investors, L.P., Vertical Fund Associates, L.P. SO-Cal Partners and certain other individuals for $3.75 per share of common stock or equivalent thereof for a total purchase price of $11,393,854 and paid off approximately $2,700,000 in debt owed by the Company to Warburg, Pincus Investors, L.P. and Vertical Fund Associates, L.P. As part of the transaction, the Company's outstanding line of credit in the approximate amount of $5,500,000 has been paid and certain officers and employees of the Company have received retention bonus payments and option payoffs in the aggregate amount of $630,000. Immediately following the completion of the stock purchases, Ballard initiated a short- form merger of Ballard Acquisition
Corporation with and into the Company such that the Company will become the wholly-owned subsidiary of Ballard and each of the existing Company shareholders are either to receive $3.75 per share of common stock or equivalent thereof then held by such shareholder or to exercise his or her dissenter's rights.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 1996                   CARDIOTRONICS SYSTEMS, INC.



                                             By:/s/Tim J. Way
                                                Tim J. Way, Secretary





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                                  EXHIBIT INDEX



        Exhibit Number                                   Description
             2.1                                     Form of Press Release
             2.2                                         Merger Agreement




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